Morgan Stanley & Co.
Incorporated
1585 Broadway
New York, New York  10036


                          Offer to Purchase for Cash

                    All Outstanding Shares of Common Stock

                                      of

                                NetWorth, Inc.

                                      at

                             $42.00 Net Per Share

                                      by

                             Compaq-Dallas, Inc.

                         a wholly owned subsidiary of

                          Compaq Computer Corporation


                THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
                12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY,
                DECEMBER 8, 1995, UNLESS THE OFFER IS EXTENDED.


                                                      November 9, 1995
To Brokers, Dealers, Commercial
   Banks, Trust Companies and Other Nominees:

     We have been appointed by Compaq-Dallas, Inc., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Compaq Computer Corporation, to act as Dealer Manager in connection with its offer to purchase all outstanding shares of Common Stock, $.01 par value (the "Shares"), of NetWorth, Inc., a Delaware corporation (the "Company"), at $42.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated November 9, 1995 and the related Letter of Transmittal (which together constitute the "Offer").

     For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

         1. Offer to Purchase dated November 9, 1995;

         2. Letter of Transmittal for your use and for the information of your clients, together with Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding;

         3. Notice of Guaranteed Delivery to be used to accept the Offer if the Shares and all other required documents cannot be delivered to the Depositary by the Expiration Date (as defined in the Offer to Purchase) or if the procedure for book-entry transfer cannot be completed by the Expiration Date;

         4. A form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer; and

         5. Return envelope addressed to Citibank, N.A., the Depositary.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

     The Purchaser will not pay any fees or commissions to any broker or dealer or other person (other than the Dealer Manager, the Information Agent or the Depositary as described in the Offer to Purchase) for soliciting tenders of Shares pursuant to the Offer. The Purchaser will, however, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers. The Purchaser will pay all stock transfer taxes applicable to its purchase of Shares pursuant to the Offer, subject to Instruction 6 of the Letter of Transmittal.

     In order to accept the Offer a duly executed and properly completed Letter of Transmittal and any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery of Shares, and any other required documents, should be sent to the Depositary by 12:00 midnight, New York City time, on Friday, December 8, 1995.

     Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Information Agent or the undersigned at the addresses and telephone numbers set forth on the back cover of the Offer to Purchase.

                                        Very truly yours,

                                        MORGAN STANLEY & CO.
                                               Incorporated

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF COMPAQ-DALLAS, INC., COMPAQ COMPUTER CORPORATION, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.